                                                                       EXHIBIT 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         August 16, 2005                 FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            RE:   LYNCH CORPORATION
                  REGISTRATION STATEMENT ON FORM S-2

Ladies and Gentlemen:

            We  have  acted  as  counsel  to  Lynch   Corporation,   an  Indiana
corporation (the  "Company"),  in connection with the filing of its registration statement  on Form S-2 (File No.  333-126335)  (the  "Registration  Statement"),
relating to an aggregate of 539,176 shares (the  "Shares"),  par value $0.01 per
share  (the  "Common  Shares"),   issuable  upon  the  exercise  of  outstanding
subscription  rights  (the  "Rights"),  as more  particularly  described  in the
Registration  Statement and the  prospectus  (the  "Prospectus")  forming a part thereof (the "Rights Offering").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the form of the Rights, the Articles of Incorporation and By-Laws of the Company, each as amended to date, corporate proceedings of the Company, and such other documents, instruments and certificates of officers and  representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  and in reliance  thereon,  we are of the opinion that (i) the Shares and the Rights have been duly authorized;  (ii) upon distribution  pursuant to the Rights  Offering as described in the  Registration
Statement and the Prospectus,  the Rights will be validly issued; and (iii) upon the issuance and sale of the Shares  against  payment  therefor upon exercise of
Rights,  as described in the  Registration  Statement  and the  Prospectus,  the
Shares will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York and we express no opinion  as to any  laws  other  than the laws of the  State  of New  York,  the

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                        FACSIMILED: 973.335.8018

August 16, 2005

Business  Corporation  Law of the State of Indiana and the  federal  laws of the
United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters"  in  the  Prospectus  constituting  part  of  the  Registration
Statement.

                              Very truly yours,

                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP